                                                                     Exhibit 4.3








                          NEW YORK MORTGAGE TRUST, INC.

                            2004 STOCK INCENTIVE PLAN
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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN




                                TABLE OF CONTENTS

Section                                                                                                             Page
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
Article I         DEFINITIONS....................................................................................     1

     1.01.        Acquiring Person...............................................................................     1
     1.02.        Affiliate......................................................................................     1
     1.03.        Agreement......................................................................................     1
     1.04.        Associate......................................................................................     1
     1.05.        Board..........................................................................................     1
     1.06.        Change in Control..............................................................................     1
     1.07.        Code2
     1.08.        Committee......................................................................................     2
     1.09.        Common Stock...................................................................................     2
     1.10.        Company........................................................................................     2
     1.11.        Continuing Director............................................................................     2
     1.12.        Control Change Date............................................................................     3
     1.13.        Corresponding SAR..............................................................................     3
     1.14.        Exchange Act...................................................................................     3
     1.15.        Fair Market Value..............................................................................     3
     1.16.        Incentive Award................................................................................     3
     1.17.        Initial Value..................................................................................     3
     1.18.        Option.........................................................................................     3
     1.19.        Participant....................................................................................     3
     1.20.        Performance Shares.............................................................................     4
     1.21.        Person.........................................................................................     4
     1.22.        Plan4
     1.23.        Related Entity.................................................................................     4
     1.24.        SAR 4
     1.25.        Stock Award....................................................................................     4

Article II        PURPOSES.......................................................................................     5


Article III       ADMINISTRATION.................................................................................     6


Article IV         ELIGIBILITY...................................................................................     7


Article V         COMMON STOCK SUBJECT TO PLAN...................................................................     8

     5.01.        Common Stock Issued............................................................................     8
     5.02.        Aggregate Limit................................................................................     8
     5.03.        Individual Limit...............................................................................     8
     5.04.        Reallocation of Shares.........................................................................     8

Article VI        OPTIONS........................................................................................    10

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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN


     6.01.        Award..........................................................................................     10
     6.02.        Option Price...................................................................................     10
     6.03.        Maximum Option Period..........................................................................     10
     6.04.        Nontransferability.............................................................................     10
     6.05.        Transferable Options...........................................................................     10
     6.06.        Employee Status................................................................................     11
     6.07.        Exercise.......................................................................................     11
     6.08.        Payment........................................................................................     11
     6.09.        Change in Control..............................................................................     11
     6.10.        Stockholder Rights.............................................................................     12
     6.11.        Disposition of Shares..........................................................................     12

Article           VII SARS.......................................................................................     13

     7.01.        Award..........................................................................................     13
     7.02.        Maximum SAR Period.............................................................................     13
     7.03.        Nontransferability.............................................................................     13
     7.04.        Transferable SARs..............................................................................     13
     7.05.        Exercise.......................................................................................     14
     7.06.        Change in Control..............................................................................     14
     7.07.        Employee Status................................................................................     14
     7.08.        Settlement.....................................................................................     14
     7.09.        Stockholder Rights.............................................................................     14

Article            VIII STOCK AWARDS.............................................................................     15

     8.01.        Award..........................................................................................     15
     8.02.        Vesting........................................................................................     15
     8.03.        Performance Objectives.........................................................................     15
     8.04.        Employee Status................................................................................     16
     8.05.        Change in Control..............................................................................     16
     8.06.        Stockholder Rights.............................................................................     16

Article IX        PERFORMANCE SHARE AWARDS.......................................................................     17

     9.01.        Award..........................................................................................     17
     9.02.        Earning the Award..............................................................................     17
     9.03.        Payment........................................................................................     17
     9.04.        Stockholder Rights.............................................................................     17
     9.05.        Nontransferability.............................................................................     18
     9.06.        Transferable Performance Shares................................................................     18
     9.07.        Employee Status................................................................................     18
     9.08.        Change in Control..............................................................................     18

Article X         INCENTIVE AWARDS...............................................................................     19

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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN





     10.01.       Award..........................................................................................     19
     10.02.       Terms and Conditions...........................................................................     19
     10.03.       Nontransferability.............................................................................     19
     10.04.       Transferable Incentive Awards..................................................................     19
     10.05.       Employee Status................................................................................     20
     10.06.       Change in Control..............................................................................     20
     10.07.       Stockholder Rights.............................................................................     20

Article XI        ADJUSTMENT UPON CHANGE IN COMMON STOCK.........................................................     21


Article XII       COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES..........................................     22


Article XIII      GENERAL PROVISIONS.............................................................................     23

     13.01.       Effect on Employment and Service...............................................................     23
     13.02.       Unfunded Plan..................................................................................     23
     13.03.       Rules of Construction..........................................................................     23

Article XIV        AMENDMENT.....................................................................................     24


Article XV        DURATION OF PLAN...............................................................................     25


Article XVI EFFECTIVE DATE OF PLAN...............................................................................     26


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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN



                                    ARTICLE I
                                   DEFINITIONS

1.01. ACQUIRING PERSON

      Acquiring Person means that a Person, considered alone or as part of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.

1.02. AFFILIATE

      Affiliate means any "subsidiary" or "parent" corporation (as such terms are defined in Section 424 of the Code) of the Company.

1.03. AGREEMENT

      Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.04. ASSOCIATE

      Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05. BOARD

      Board means the Board of Directors of the Company.

1.06. CHANGE IN CONTROL

      "Change in Control" means (i) a Person is or becomes an Acquiring Person;
(ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory


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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company's voting securities carrying the right to vote in elections of persons to the Company's Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board;
(v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of all or substantially all of the Company's assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07. CODE


      Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08. COMMITTEE

      Committee means the Compensation Committee of the Board.

1.09. COMMON STOCK

      Common Stock means the common stock, par value $0.01 per share, of the Company.

1.10. COMPANY

      Company means New York Mortgage Trust, Inc., a Maryland corporation.

1.11. CONTINUING DIRECTOR

      Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the closing date of the Company's initial public offering of the Common Stock or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN


1.12. CONTROL CHANGE DATE

      Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.13. CORRESPONDING SAR

      Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14. EXCHANGE ACT

      Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15. FAIR MARKET VALUE

      Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock on the New York Stock Exchange. If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.16. INCENTIVE AWARD

      Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock or a cash payment from the Company or an Affiliate.

1.17. INITIAL VALUE

      Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.18. OPTION

      Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19. PARTICIPANT

      Participant means an employee of the Company or an Affiliate, a non-employee member of the Board, or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of


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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

1.20. PERFORMANCE SHARES

      Performance Shares means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.21. PERSON

      "Person" means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term "Person" does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, or any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a "Person".

1.22. PLAN


      Plan means the New York Mortgage Trust, Inc. 2004 Stock Incentive Plan.

1.23. RELATED ENTITY

      Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.24. SAR


      SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive a number of shares of Common Stock, or in the discretion of the Committee, a cash award, or a combination of shares of Common Stock and cash based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25. STOCK AWARD

      Stock Award means shares of Common Stock awarded to a Participant under
Article VIII.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE II
                                    PURPOSES

      The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                  ARTICLE III
                                 ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

      The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN


                                   ARTICLE IV
                                   ELIGIBILITY

      Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) and any non-employee member of the Board is eligible to participate in this Plan. In addition, any other person or entity that provides services to the Company or an Affiliate is eligible to participate in this Plan if the Board, in its sole discretion, determines that it is in the best interest of the Company.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN

5.01. COMMON STOCK ISSUED

      Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may deliver to the Participant shares of Common Stock or treasury shares from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. AGGREGATE LIMIT

      The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 1,500,250, or 8.5% of the number of shares of Common Stock outstanding upon completion of the Company's initial public offering (the "IPO"), subject to adjustment upon any exercise by the underwriters in the IPO of their over-allotment option such that the maximum aggregate number of shares of Common Stock that may be issued under the Plan remains at 8.5% of the number of shares of Common Stock outstanding upon completion of the IPO (an "IPO Over-Allotment Adjustment"). The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options is 706,000 shares, or 4.0% of the number of shares of Common Stock outstanding upon completion of the IPO, subject to any Over-Allotment Adjustment, and the maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards and the settlement of Performance Shares is 794,250 shares, or 4.5% of the number of shares of Common Stock outstanding upon completion of the IPO, subject to any Over-Allotment Adjustment. In addition, the maximum aggregate number of shares of Common Stock that may be issued under this Plan and the foregoing limits shall be subject to adjustment as provided in Article XI.

5.03. INDIVIDUAL LIMIT

      The maximum number of shares of Common Stock that can be issued under the Plan to any Participant pursuant to Options, SARs and Stock Awards that are earned solely on account of the passage of time or continued employment or service is 175,000 shares in any calendar year. The maximum number of shares of Common Stock that can be issued under the Plan to any Participant pursuant to other awards is 60,000 shares in any calendar year. This Section 5.03 applies with respect to awards that are made at the end of the transition period prescribed by the regulations under Code section 162(m).

5.04. REALLOCATION OF SHARES

      If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of


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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.



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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN

                                   ARTICLE VI
                                    OPTIONS

6.01. AWARD

      In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02. OPTION PRICE

      The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. MAXIMUM OPTION PERIOD

      The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. NONTRANSFERABILITY

      Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. TRANSFERABLE OPTIONS

      Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent




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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. EMPLOYEE STATUS

      For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. EXERCISE

      Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. PAYMENT

      Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (which, if acquired from the Company, have been held by the Participant for at least six months) or by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. CHANGE IN CONTROL

      Section 6.07 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Options outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

6.10. STOCKHOLDER RIGHTS

      No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11. DISPOSITION OF SHARES

      A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN

                                  ARTICLE VII
                                      SARS

7.01. AWARD

      In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. MAXIMUM SAR PERIOD

      The term of each SAR shall be determined by the Committee on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.

7.03. NONTRANSFERABILITY

      Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. TRANSFERABLE SARS

      Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR


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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

(by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. EXERCISE

      Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. CHANGE IN CONTROL

      Section 7.05 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the SARs outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.

7.07. EMPLOYEE STATUS

      If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08. SETTLEMENT

      At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. STOCKHOLDER RIGHTS

      No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.



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NEW YORK MORTGAGE TRUST, INC.                          2004 STOCK INCENTIVE PLAN

                                  ARTICLE VIII
                                  STOCK AWARDS

8.01. AWARD

      In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02. VESTING

      The Committee, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that Participant's rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company's, an Affiliate's or a business unit's attainment of objectives stated with respect to performance criteria listed in Section 8.03. If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the criteria listed in Section 8.03, the shares of Common Stock subject to the Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the following criteria, the shares subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

8.03. PERFORMANCE OBJECTIVES

      In accordance with Section 8.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or a business unit's (a) total stockholder return, (b) total stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. If the Committee, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of any of the above criteria, the shares of Common Stock subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.




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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

8.04. EMPLOYEE STATUS

      In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05. CHANGE IN CONTROL

      Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become fully transferable and to cause all forfeiture restrictions to terminate on and after such Control Change Date.

8.06. STOCKHOLDER RIGHTS

      Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.




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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE IX
                            PERFORMANCE SHARE AWARDS

9.01. AWARD

      In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards.

9.02. EARNING THE AWARD

      The Committee, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee during a performance measurement period of at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment pursuant to the Performance Share award is contingent upon the attainment of objectives stated with respect to performance criteria listed in the following sentence. The performance objectives may be stated with respect to the Company's, an Affiliate's or a business unit's (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

9.03. PAYMENT

      In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. STOCKHOLDER RIGHTS

      No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a stockholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a stockholder as described in Section 8.06.




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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

9.05. NONTRANSFERABILITY

      Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. TRANSFERABLE PERFORMANCE SHARES

      Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. EMPLOYEE STATUS

      In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08. CHANGE IN CONTROL

      Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, the Committee shall have the authority to cause any or all of the Performance Share awards outstanding as of any Control Change Date to become fully earned as of such Control Change Date. To the extent that the Committee determines that a Performance Share award is fully earned as of a Control Change Date and the Agreement provides that the Performance Share award may be settled with shares of Common Stock, such shares shall be nonforfeitable and transferable as of the Control Change Date.




                                      -18-
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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE X
                                INCENTIVE AWARDS

10.01. AWARD

      The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds $3,000,000.

10.02. TERMS AND CONDITIONS

      The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The performance objectives may be stated with respect to the Company's, an Affiliate's or a business unit's (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index,
(c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate. The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

10.03. NONTRANSFERABILITY

      Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. TRANSFERABLE INCENTIVE AWARDS

      Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that



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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. EMPLOYEE STATUS

      If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continuous service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06. CHANGE IN CONTROL

      Section 10.02 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Incentive Awards outstanding as of any Control Change Date to become fully earned as of such Control Change Date.

10.07. STOCKHOLDER RIGHTS

      No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such award.




                                      -20-
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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE XI
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

      The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company
(a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.

      The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

      The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.




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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                  ARTICLE XII
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

      No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                  ARTICLE XIII
                               GENERAL PROVISIONS

13.01. EFFECT ON EMPLOYMENT AND SERVICE

      Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

13.02. UNFUNDED PLAN

      This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. RULES OF CONSTRUCTION

      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN
                                  ARTICLE XIV
                                    AMENDMENT

      The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company's stockholders, to the extent required by law, the rules of the New York Stock Exchange or if the amendment would increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                   ARTICLE XV
                                DURATION OF PLAN

     No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan after April 30, 2014. Stock Awards, Performance Share Awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.

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NEW YORK MORTGAGE TRUST, INC.                         2004 STOCK INCENTIVE PLAN

                                  ARTICLE XVI
                             EFFECTIVE DATE OF PLAN

      Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, this Plan shall not be effective unless approved by unanimous consent of the Company's stockholders or by a majority of the votes cast by the Company's stockholders, voting either in person or by proxy, at a duly held stockholders' meeting at which a stockholder quorum is present, before April 30, 2004.